                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE ("AMENDMENT") is made and entered into as of October 1, 2006 (the "EFFECTIVE DATE"), between O'HARE PLAZA I LLC, a Delaware limited liability company ("LANDLORD"), and PCTEL, INC., a Delaware corporation ("TENANT").

                                    RECITALS

     - Landlord's predecessor and Tenant entered into that certain Lease dated July 30, 2002 (the "LEASE"), demising Suite 400 (the "PREMISES") as depicted therein in the BUILDING located at 8725 West Higgins Road, Chicago, Illinois 60631, in the PROJECT commonly known as O'Hare Plaza
          I. The Premises consist of approximately 12,624 rentable square feet ("RSF").

     - Tenant desires to expand the Premises, extend the term of the Lease that expires on August 20, 2007, and otherwise amend the Lease as provided herein.

                                      TERMS

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

     1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.

     2. INTEGRATION OF AMENDMENT AND LEASE. This Amendment and the Lease shall be deemed to be, for all purposes, one instrument. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall, in all instances, control and prevail.

     3. CONFIRMATION. The Premises were completed in accordance with the Workletter attached to the Lease, including plans and specifications, and Tenant accepted the Premises for possession as of August 21, 2002.

     4. EXPANSION OF PREMISES. Effective on January 1, 2007 (the "EXPANSION COMMENCEMENT DATE"), the Premises shall be expanded by adding approximately 1,789 RSF in Suite 820 on the 8th floor of the Building (the "EXPANSION PREMISES"), as depicted on EXHIBIT A to this Amendment. The Premises, not including the Expansion Premises, is sometimes referred to herein as the "ORIGINAL PREMISES." Tenant's Proportionate Share with respect to the Expansion Premises shall be 0.378%, and Tenant's Proportionate Share with respect to the 14,413 RSF of the entire Premises, as of the Expansion Commencement Date, shall be 3.043%.

     5. EXTENSION OF TERM OF LEASE. The "LEASE EXPIRATION DATE," for both the Original Premises and the Expansion Premises, shall be August 31, 2012. The period from the Expansion Commencement Date through the Lease Expiration Date is sometimes referred to herein as the "EXPANSION TERM."

     6. BASE RENT.

     a. Original Premises. Beginning on the Effective Date, the Base Rent chart found in Section 1.1(f) of the Lease shall be replaced with the following as to the Original Premises, and the Base Rent for the Original Premises shall be as follows:

         PERIOD           BASE RENT/RSF   ANNUAL BASE RENT   MONTHLY BASE RENT
         ------           -------------   ----------------   -----------------
October 1, 2006 through       $26.50         $334,536.00         $27,878.00
September 30, 2007

October 1, 2007 through       $27.00         $340,848.00         $28,404.00
September 30, 2008

October 1, 2008 through       $27.50         $347,160.00         $28,930.00
September 30, 2009

October 1, 2009 through       $28.00         $353,472.00         $29,456.00
September 30, 2010

October 1, 2010 through       $28.50         $359,784.00         $29,982.00
September 30, 2011

October 1, 2011 through       $29.00                 n/a         $30,508.00
August 31, 2012

     b. Expansion Premises. The Base Rent for the Expansion Premises shall be as follows:

         PERIOD           BASE RENT/RSF   ANNUAL BASE RENT   MONTHLY BASE RENT
         ------           -------------   ----------------   -----------------
January 1, 2007 through       $26.50                n/a          $3,950.71
September 30, 2007

October 1, 2007 through       $27.00         $48,303.00          $4,025.25
September 30, 2008

October 1, 2008 through       $27.50         $49,197.50          $4,099.79
September 30, 2009

October 1, 2009 through       $28.00         $50,092.00          $4,174.33
September 30, 2010

October 1, 2010 through       $28.50         $50,986.50          $4,248.88
September 30, 2011

October 1, 2011 through       $29.00                n/a          $4,323.42
August 31, 2012

     Notwithstanding the foregoing schedule, Base Rent, on the Original Premises only, shall be abated for the first five months following the Effective Date (i.e., October 2006 through February 2007). In addition, Base Rent, on the Expansion Premises only, shall be abated for the first two months and for the last three calendar months of the Expansion Term (i.e., January and February 2007, and June through August 2012). Such reductions shall occur only if Tenant is not then in Default under the Lease and/or this Amendment.

     The total amount of Base Rent abated pursuant to the previous paragraph is collectively referred to as the "ABATED RENT." If Landlord, following an uncured monetary Event of Default by Tenant, terminates this Lease or, without terminating this Lease, terminates Tenant's right to possession of some or all of the Premises, then, in addition to all other rights and remedies available to Landlord, an amount equal to the total Abated Rent (or the Abated Rent as to that portion of the Premises for which Tenant's right to possession is terminated) multiplied by a fraction, the numerator of which is the number of months remaining in the Lease Term and the denominator of which is 63, shall immediately become due and payable.

     7. OPERATING COSTS. Commencing with the Effective Date and continuing through the Expansion Term, BASE YEAR shall mean calendar year 2007. Tenant acknowledges and agrees that Landlord has the right to maintain its records for Operating Costs on a cash basis, and to include in Operating Costs for each calendar year those real estate taxes actually paid by Landlord in that year, regardless of when such taxes were assessed, imposed, or accrued,. Tenant further confirms that electricity for Tenant lighting, outlets, and operation of office machines is separately metered and billed directly to Tenant by Commonwealth Edison.

     8. BROKERS. Tenant represents to Landlord that Tenant has not dealt with any broker in connection with this Amendment other than Landlord's broker, Trammell Crow Company, and Tenant's broker, Colliers Bennett & Kahnweiler. Tenant agrees to indemnify, defend and hold Landlord and Landlord's agents harmless from all damages, liability and expense (including reasonable attorneys' fees) arising from any claims or demands of any other brokers or finders for any commission alleged to be due such brokers or finders in connection with their participation in the negotiation with Tenant of this Amendment.

     9. TENANT IMPROVEMENTS. Tenant accepts the Premises, including the Expansion Premises, AS IS, WHERE IS, with all faults. Landlord is not required to perform or pay for, or provide Tenant with an allowance for, any work or improvements on the Premises, except as provided below in subparagraphs (a) and
(b):

     (a) Landlord shall provide an "ALLOWANCE," in an aggregate amount not to exceed $180,000.00, which Tenant may use beginning upon Landlord's execution of this Amendment, and ending on September 30, 2008, for alterations and improvements to the Original Premises and Expansion Premises by Tenant, together with related soft costs including architectural and engineering fees, permits, voice/date cabling, furniture, fixtures, and equipment (collectively, the "WORK"). The Work shall be planned and performed by Tenant in strict accordance with the requirements of Section 6.1(e) of the Lease. Landlord agrees that Tenant may commence alterations and improvements at any time from and after the Effective Date. Landlord hereby approves Tenant's retention of Leopardo Construction as Tenant's general contractor. Any portion of the Allowance not used on or before September 30, 2008, shall expire. Landlord shall contribute the Allowance within thirty (30) days after Substantial Completion of the Work, upon being invoiced for the same with all reasonable required documentation demonstrating such work has been performed by Tenant's contractors. As a condition of Landlord's disbursement of any part of the Allowance, Tenant shall provide to Landlord final lien waivers and contractors' affidavits, and invoices for actual costs, in such form as may reasonably be required by Landlord and Landlord's lender and title insurance company, from all parties performing labor or supplying materials or services in connection with the Work.

     (b) Landlord shall, at its expense, on or by December 1, 2006, install sprinkler distribution throughout the Expansion Premises that connects to the Building's main riser on the 8th floor. All sprinkler heads will be installed in a good and workmanlike manner and conform to the applications sections of the building code of the City of Chicago. Landlord further agrees for efficiency purposes to coordinate the installation of such sprinkler distribution system with the Work being performed in the Expansion Premises.

     It being understood that the Work shall be performed while Tenant remains in possession of the Original Premises, in no event shall any circumstances related to such Work and/or Landlord's review and supervision of the Work allow Tenant to claim that Landlord has committed any breach, interference with Tenant's use and enjoyment of the Premises, constructive eviction, or similar wrong, or give Tenant any right of termination, self-help, off-set, set-off, deduction, or similar remedy. Tenant further acknowledges that the Work may not be completed by the Expansion Commencement Date, and that this circumstance shall not postpone the Expansion Commencement Date, or affect Tenant's obligation to pay Rent, or make Landlord or its agents or contractors liable for any damage, loss, liability or expense caused Tenant thereby. It is understood and agreed that the Abated Rent described in paragraph 6 of this Amendment shall fully compensate Tenant for any delay in the Expansion Premises being ready for occupancy.

     10. PARKING. During the Expansion Term, AUTHORIZED NUMBER OF PARKING SPACES shall mean the existing four (4) reserved spaces at a rate of $0 per space per month in the mall level garage, plus one (1) reserved space at the rate of $0 per space per month in the lower level parking garage.

     11. DEPOSIT. Tenant shall make a cash Deposit in the amount of $63,657.42 immediately upon execution of this Amendment, whereupon Landlord shall promptly return Tenant's Letter of Credit and Tenant's cash Deposit shall constitute the Deposit under Section 3.2 of the Lease.

     12. OPTIONS. The Right of First Offer set forth in Section 13.14 of the Lease is hereby deleted. Tenant shall have no option under the Lease to renew, extend, expand, terminate, or cancel; no right of first offer, first refusal, or purchase; and no similar rights or options, except as follows:

     Landlord hereby grants Tenant an option to renew the Lease ("RENEWAL OPTION"), on the same terms, conditions and provisions contained in the Lease except as otherwise provided herein, for one period of five years ("RENEWAL TERM"), commencing on the day after the Lease Expiration Date. Tenant shall exercise its Renewal Option for the Renewal Term by giving written notice to Landlord at least twelve (12) months before the Lease Expiration Date, time being of the essence. If such Renewal Option is not so exercised, it shall thereupon expire. Tenant may exercise the Renewal Option, and its exercise thereof shall be effective, only if at the time of Tenant's exercise, and on the first day of the Renewal Term: (i) the Lease is in full force and effect, (ii) Tenant is not in Default under the Lease or this Amendment, and (iii) Tenant is in possession of the entire Premises. Base Annual Rent per rentable square foot of the Premises payable during the Renewal Term shall be equal to the Market Rental Rate (as hereafter defined) per rentable square foot for the Premises. Landlord shall give Tenant written notice of the proposed Market Rental Rate within sixty (60) days following written request by Tenant made not earlier than fifteen (15) months prior to the commencement of the Renewal Term. If Tenant has validly exercised said Renewal Option, then within thirty (30) days after request by either party hereto, Landlord and Tenant shall enter into a written amendment to the Lease confirming the terms, conditions and provisions applicable to the Renewal Term as determined in accordance herewith. The Renewal Option may be exercised only with respect to the entire Premises (Original Premises plus Expansion Premises).

     As used herein, the term "MARKET RENTAL RATE" per rentable square foot of the Premises shall mean (i) the annual rate of base rent reasonably determined by Landlord to be the prevailing market rental rate for comparable tenants for comparable space in the Property (taking into consideration the duration of the term for which such space is being leased, location and/or floor level within the Building, when the applicable rate first becomes effective and other comparable factors; and reflecting (i.e., reduced, if applicable, to reflect any prevailing concessions which are not being provided to Tenant in kind) prevailing concessions, such as, but not limited to, rental concessions, tenant improvement work, design, construction and moving allowances, and time for construction of tenant improvements; and assuming that leasing commissions will be paid) for terms commencing on or about the time for which Market Rental Rate is being determined hereunder, or, if there is no comparable space or recent comparable transactions in the Property, then in comparable office buildings in the Rosemont, Illinois, area, plus (ii) additional components of the Market Rental Rate, which may include, among the other then prevailing components of rent, periodic adjustments or additions to a fixed rent based on a share of real estate taxes and other expenses (such as Additional Rent) and increases to adjust for inflation. Bona fide written offers to lease comparable space at the Building received by Landlord from third parties (at arm's length) or given by Landlord to third parties (at arm's length) may be used by Landlord as an indication of the Market Rental Rate.

     13. LEASE IN FULL FORCE AND EFFECT. Except as expressly provided herein, all of the terms and provisions of the Lease shall remain in full force and effect.

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment in manner sufficient to bind them as of the day and year first above written.

                                     LANDLORD

                                     O'HARE PLAZA I LLC, a Delaware limited
                                     liability company

                                     By: JONES LANG LASALLE AMERICAS
                                         (ILLINOIS), L. P., Property Manager and
                                         Authorized Agent


                                     By: /s/ Janet Reuter
                                         ---------------------------------------
                                     Name: Janet Reuter
                                           -------------------------------------
                                     Its: Sr. V.P.
                                          --------------------------------------
                                     Date: 10/4/06
                                           -------------------------------------


                                     TENANT

                                     PCTEL, INC., a Delaware corporation


                                     By: /s/ John W. Schoen
                                         ---------------------------------------
                                     Name: John W. Schoen
                                           -------------------------------------
                                     Its: CFO
                                          --------------------------------------
                                     Date: 9/29/06
                                           -------------------------------------

                                    EXHIBIT A
                        FLOOR PLAN OF EXPANSION PREMISES

                                  (FLOOR PLAN)

                                    EXHIBIT A
                        FLOOR PLAN OF EXPANSION PREMISES


                                Exhibit A, Page 1